CERTIFICATE OF INCORPORATION

                               OF

                INLAND REAL ESTATE LB I CORPORATION


1.   The name of the corporation is: Inland Real Estate LB I
     Corporation.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of
     Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to act as the sole member of Inland Real Estate LB I LLC ("Inland LLC") and to limit Inland LLC's activities to (i) the owning, holding, selling, leasing, transferring, exchanging, operating and managing of the Properties listed on Schedule A attached hereto, (ii) entering into the Loan Agreement ("Loan Agreement") by and between Inland LLC, as Borrower, and Secore Financial Corporation, as Lender ("Lender"), for issuance of a loan (the "Loan") by Lender to Borrower secured by the Properties, (iii) refinancing the Properties in connection with a permitted repayment of the Loan as described in the Loan Agreement, and (iv) transacting any and all lawful business for which a corporation may be organized under its constitutive laws that is incidental, necessary and appropriate to accomplish the foregoing.

4. The total number of shares of stock which the corporation shall have authority to issue is:

     Three thousand (3,000); all of which shall be common stock and all of such shares of common stock shall be $.01 par value.

5.   The name and mailing address of each incorporator is as follows:

           NAME                  MAILING ADDRESS

       Gary Pechter           2901 Butterfield Road
                              Oak Brook, IL 60523
                              Attn: Law Department

     The powers of the incorporator shall terminate upon the filing of the Certificate of Incorporation.

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until their successors are elected and qualified, is as follows:

           NAME                  MAILING ADDRESS

G. Joseph Cosenza                2901 Butterfield Rd., Oak Brook, IL 60523
Robert D. Parks                  2901 Butterfield Rd., Oak Brook, IL 60523
Joel G. Herter                   2100 Clearwater Dr., Oak Brook, IL  60523
Heidi N. Lawton                  2100 Clearwater Dr., Oak Brook, IL  60532
Roland W. Burris                 180 N. LaSalle St., Chicago, IL 60601
Mark Ferrucci (Independent Dir.) Corporation Trust Center, 1209 Orange St.
                                 Wilmington, DE 19801

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     When and as authorized by the stockholders in accordance with law and in compliance with the documents executed and delivered in connection with the Loan to sell, lease or exchange all or substantially all of the property and assets of the corporation, or any interests therein, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.


9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

11. Notwithstanding anything to the contrary contained herein and so long as the Loan remains outstanding, the following provisions shall apply:

(a) The corporation will not cause, direct or permit Inland LLC to amend, modify or otherwise change its limited liability company agreement ("Operating Agreement") without the prior written consent of the Lender or, after the securitization of the Loan, only if Inland LLC receives confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any security ratings.

(b) The corporation will not cause any amendment, modification or other change in its Certificate of Incorporation or By-Laws without the prior written consent of Lender or, after the securitization of the Loan, only if Inland LLC receives confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities ratings.

(c) The corporation will cause Inland LLC to comply with the requirements of its Operating Agreement including the limitations set forth in
     Section 9(b) of the Operating Agreement.

(d) The corporation will not seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part or the sale of the material assets of Inland LLC. To the fullest extent permitted by law, the corporation is prohibited from engaging in any dissolution, liquidation, consolidation, merger or sale of assets for so long as the Loan is outstanding, and from causing Inland LLC or the corporation to do any of the foregoing for as long as the Loan is outstanding.

(e) The corporation will at all times cause there to be at least one duly appointed independent member of the board of directors (an
     "Independent Director"). For purposes hereof the Independent Director is not and has not been at any time during the preceding five (5) years:

     (i) a stockholder, member, director, officer, employee, partner, attorney or counsel of this Corporation or Inland LLC or any affiliate of either of them;

     (ii) a customer, supplier or otherwise derives more than 10% of its purchases or revenues from its activities from Inland LLC or this Corporation or an affiliate of either of them;

     (iii) a Person, as defined in the Loan Agreement, controlling or under common control with any stockholders, partner, member, customer, supplier or other Person;

     (iv) A member of the immediate family of any stockholder, director, officer, employee, partner, customer, supplier or other Person. (As used herein, the term "control" means the possession, directly or indirectly, or the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities by contract or otherwise); or

     (v) The corporation shall maintain an Independent Director for the entire time that the Loan is outstanding; provided the vote of the Independent Director shall not be required in any circumstance which does not require the unanimous written consent of the entire Board of Directors. The unanimous consent of all of the Board members, including the vote of the Independent Director, is specifically required for the corporation, and for the corporation to cause Inland LLC to, institute proceedings to have Inland LLC be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Inland LLC or file a petition seeking, or consent to reorganization or relief with respect to Inland LLC under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Inland LLC or a substantial part of its property, or make any assignment for the benefit of creditors of Inland LLC, or admit in writing Inland LLC's inability to pay their debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate Inland LLC, or consolidate or merge Inland LLC with or into any Person (other than a Permitted Transfer as defined in the Loan Agreement) or sell all or substantially all of the assets of Inland LLC (except as expressly permitted in the Loan Agreement).


(f) The corporation shall cause the Inland LLC to at all times comply with Section 9(b) of the Operating Agreement.

(g) The corporation is prohibited from incurring indebtedness, except as it is liable for the Inland LLC's indebtedness in its capacity as a member of the Inland LLC.

(h) The corporation's ability to enter into transactions with affiliates is limited only to transactions on an arm's length basis and on commercially reasonable terms.

(i) The corporation is required to continue serving in the capacity of a member of Inland LLC so long as the Loan is outstanding.

(j)  The corporation covenants on its own behalf, and will cause Inland
     LLC:

     (i) To maintain books and records separate from any other person or entity;

     (ii) To maintain its bank accounts separate from any other person or entity;

     (iii) Not to commingle its assets with those of any other person or entity and to hold all of its assets in its own name;

     (iv) To conduct its own business in its own name;

     (v) To maintain all of its books, records, financial statments and bank accounts separate from those of any other person and the corporation's assets will not be listed as assets on the financial statement of any other person; provided, however, that the corporation's assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of generally acceptable accounting principals ("GAAP"), but only if (i) such consolidated financial statements shall contain a footnote to the effect that the corporation's assets are owned by the corporation and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and (ii) such assets shall be listed on the corporation's own separate balance sheet;

     (vi) To file its own tax returns provided, however, that Inland LLC's assets may be included in a consolidated tax return of its parent companies if inclusion on such a consolidated tax return is required to comply with the requirement of GAAP or any other applicable law. The corporation shall maintain its books, records, resolutions and agreements as official records.

     (vii) To pay its own liabilities and expenses only out of its own funds;

     (viii) To observe all corporate and other organizational formalities;

     (ix) To maintain an arm's length relationship with its affiliates and to enter into transactions with affiliates only on a commercially reasonable basis;

     (x) To pay the salaries of its own employees from its own funds;

     (xi) To maintain a sufficient number of employees in light of its contemplated business operations;

     (xii) Not to guarantee or become obligated for the debts of any other entity or person (except to the extent it is liable for the Inland LLC's obligations due to its capacity as a member);

     (xiii) Not to hold out its credit as being available to satisfy the obligations of any other person or entity;

     (xiv) Not to acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate;

     (xv) Not to make loans to any other person or entity or to buy or hold evidence of indebtedness issued by any other person or entity (except for cash and investment-grade securities);

     (xvi) To allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by an employee of an affiliate;

     (xvii) To use separate stationery, invoices, and checks bearing its own name;

     (xviii) Not to pledge its assets for the benefit of any other person or entity;

     (xix) To hold itself out as a separate indentity;

     (xx) To correct any known misunderstanding regarding its separate identity;

     (xxi) Not to identify itself as a division of any other person or entity; and

     (xxii) To maintain adequate capital in light of its contemplated business operations.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly it has executed this Certificate of Incorporation this 18th day of September, 1998.



                                By: /s/ Gary Pechter